Exhibit 10.3

TELEFLEX INCORPORATED

155 South Limerick Road
Limerick, Pennsylvania 19468

As of October 1, 2007

Re: First Amendment (this “Amendment”) to the Note Purchase Agreement dated as of July 8, 2004

TO THE NOTEHOLDERS
REFERENCED BELOW

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement dated as of July 8, 2004 (as in effect on the date hereof, the “Existing Note Agreement”, and as amended hereby, the “Note Agreement”) among Teleflex Incorporated, a Delaware corporation (the “Company”), and each of the institutions named on the signature pages thereof (the “Purchasers”), pursuant to which the Purchasers purchased U.S.$350,000,000 in aggregate principal amount of the Company’s (a) 5.23% Series 2004-1 Tranche A Senior Notes due 2011 (the “Existing Tranche A Notes”), (b) 5.75% Series 2004-1 Tranche B Senior Notes due 2014 (the “Existing Tranche B Notes”) and (c) 5.85% Series 2004-1 Tranche C Senior Notes due 2016 (the “Existing Tranche C Notes”, and together with the Existing Tranche A Notes and the Existing Tranche B Notes, collectively, the “Existing Notes”). Each current holder of an Existing Note is herein referred to as a “Noteholder”, and such holders collectively are referred to as the “Noteholders”.

The Company has requested that the Noteholders agree to amend certain provisions of the Existing Note Agreement and the Existing Notes, as more fully described herein, and the Noteholders are willing to amend the Existing Note Agreement and the Existing Notes as provided herein, subject to the satisfaction of the conditions specified in Section 4 below.

Accordingly, in consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders agree as follows:

Section 1. Definitions. All capitalized terms used herein but not defined herein shall have the respective meanings ascribed thereto in Schedule B to the Note Agreement (which Schedule B, as amended pursuant to this Amendment, is set forth on Exhibit E hereto).

Section 2. Amendments. Subject to the satisfaction of the conditions specified in Section 4:

(a) without further action by any Person,

(i) the form of Existing Tranche A Note attached as Exhibit 1-A to the Existing Note Agreement, and each outstanding Existing Tranche A Note, are hereby amended and restated to conform to the form of Existing Tranche A Note attached hereto as Exhibit A (in the case of each such Existing Tranche A Note outstanding, with appropriate modifications to reflect the principal amount, registration number, private placement number, date and registered holder thereof) and each such outstanding Existing Tranche A Note, as amended hereby, shall be referred to herein as a “Tranche A Note”;

(ii) the form of Existing Tranche B Note attached as Exhibit 1-B to the Existing Note Agreement, and each outstanding Existing Tranche B Note, are hereby amended and restated to conform to the form of Existing Tranche B Note attached hereto as Exhibit B (in the case of each such Existing Tranche B Note outstanding, with appropriate modifications to reflect the principal amount, registration number, private placement number, date and registered holder thereof) and each such outstanding Existing Tranche B Note, as amended hereby, shall be referred to herein as a “Tranche B Note”; and

(iii) the form of Existing Tranche C Note attached as Exhibit 1-C to the Existing Note Agreement, and each outstanding Existing Tranche C Note on the date hereof, are hereby amended and restated to conform to the form of Existing Tranche C Note attached hereto as Exhibit C (in the case of each such Existing Tranche C Note outstanding, with appropriate modifications to reflect the principal amount, registration number, private placement number, date and registered holder thereof) and each such outstanding Existing Tranche C Note, as amended hereby, shall be referred to herein as a “Tranche C Note” and the Tranche C Notes, together with the Tranche A Notes and the Tranche B Notes shall be referred to herein collectively as the “Notes”;

and upon the request of any Noteholder, the Company will issue a replacement Note or Notes in favor of such Noteholder in the appropriate form in exchange for the Note or Notes of such Noteholder;

(b) the Existing Note Agreement (other than Schedule B thereto) is hereby amended as set forth in Exhibit D hereto; and

(c) Schedule B to the Existing Note Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit E hereto.

Section 3. Representations and Warranties. The Company represents and warrants to each Noteholder on the date hereof as follows (and the parties hereto agree that the following representations and warranties shall be deemed to have been made pursuant to the Note Agreement for all relevant purposes thereof):

3.1 Power and Authority. Each Obligor has the corporate power and authority to execute and deliver this Amendment and the other Financing Documents to which it is a party that are being executed and delivered in connection therewith (such documents, the “Amendment Documents”) and to perform its obligations under the Financing Documents to which it is a party.

3.2 Authorization. The Amendment Documents have been duly authorized by all necessary action on the part of the Obligors and the Financing Documents constitute legal, valid and binding obligations of the Obligors party thereto, enforceable against them in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3 Valid, Perfected Lien. The Lien of the Pledge Agreement constitutes a valid, perfected, first priority Lien on the property covered thereby, subject to no prior or equal Lien except as permitted under Section 10.2 of the Note Agreement.

3.4 No Defaults. No Default or Event of Default has occurred and is continuing (either before or after giving effect to this Amendment).

3.5 Disclosure. The documentation provided by the Company with respect to the Transactions (including, without limitation, the 2007 Note Purchase Agreement and the schedules thereto), taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to projected financial information or estimates, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable as of the date of preparation thereof. Except as disclosed in such documentation, since December 31, 2006, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in such documentation.

3.6 Pro Forma Financial Statements. The Pro Forma Financial Statements (defined below), copies of which have heretofore been furnished to each Noteholder, have been prepared in good faith, based on assumptions believed by the Company to be reasonable as of the date of preparation thereof.

Further, the Company hereby makes to each Noteholder on the date hereof each of the representations and warranties contained in Sections 5.1, 5.4 (and attached hereto is Schedule 5.4 in connection therewith), 5.6 through 5.11 (inclusive), 5.12(a)-(d) (inclusive), 5.15 (and attached hereto is Schedule 5.15 in connection therewith), 5.16(b), 5.17 and 5.18 of the 2007 Note Purchase Agreement (and the parties hereto agree that such representations and warranties shall be deemed to have been made pursuant to the Amendment Documents and the Note Agreement for all relevant purposes thereof); provided that, in connection therewith, each capitalized term used in such provisions of the 2007 Note Purchase Agreement shall be deemed to be a reference to the same term as it is defined in Exhibit E hereto.

Section 4. Conditions to Effectiveness. This Amendment shall become effective when each of the following shall have occurred:

(a) this Amendment and the other Amendment Documents shall have been executed and delivered by the parties thereto;

(b) the Company shall have delivered to the Noteholders (i) a certificate of its Secretary or Assistant Secretary, dated the date hereof, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Amendment Documents to which the Company is a party and (ii) a certificate of the Secretary or Assistant Secretary of each Subsidiary Guarantor, dated the date hereof, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Amendment Documents to which such Subsidiary Guarantor is a party.

(c) the Company shall have delivered to the Noteholders the audited consolidated financial statements of Arrow for the fiscal years ended August 31, 2004, August 31, 2005 and August 31, 2006; (ii) the unaudited consolidated financial statements of Arrow for the fiscal quarters ended November 30, 2006, February 28, 2007 and May 31, 2007; (iii) a pro forma consolidated balance sheet of the Company and pro forma consolidated income statement of the Company, each dated as of July 1, 2007, giving pro forma effect to the Arrow Acquisition and the Transactions (the “Pro Forma Financial Statements”) (as if the Arrow Acquisition and the Transactions had occurred on such date or at the beginning of such period, as the case may be); and (iv) a certificate, dated the date hereof and signed by a Senior Financial Officer of the Company, setting forth a reasonably detailed calculation of Consolidated EBITDA showing as of June 30, 2007 on a pro forma basis giving effect to the Arrow Acquisition and the Transactions (as if the Arrow Acquisition and the Transactions had occurred on such date or at the beginning of such period, as the case may be) Consolidated EBITDA of not less than $500,000,000;

(d) the Noteholders shall have received opinions in form and substance satisfactory to such Noteholder, dated the date hereof from Simpson Thacher & Bartlett LLP, special counsel for the Company, in form and substance satisfactory to such Noteholder (and the Company hereby instructs its counsel to deliver such opinion to the Noteholders);

(e) the Noteholders shall have received an executed copy of the following documents, and each of the other agreements and instruments executed in connection therewith, each in form and substance satisfactory to such Noteholder and certified as true and correct by a Senior Financial Officer, and each such agreement shall be in full force and effect:

(i) the Bank Credit Agreement;

(ii) the 2007 Note Purchase Agreement; and

(iii) the 2002 NPA Amendment;

and, in the case of the Bank Credit Agreement and the 2007 Note Purchase Agreement, the Company shall have received the proceeds of all loans to be borrowed by it or all notes to be issued by it (as the case may be) thereunder;

(f) the Noteholders shall have received an executed copy of the Arrow Acquisition Agreement and each of the other agreements and instruments executed in connection therewith, each certified as true and correct by a Senior Financial Officer, and the Arrow Acquisition shall be consummated in accordance with the Arrow Acquisition Agreement on the date hereof;

(g) the Noteholders shall have received evidence satisfactory to them that all amounts outstanding under the several Note Purchase Agreements, dated as of November 1, 1992, among the Company and each of the institutions named on the signature pages thereof, and under the several Note Purchase Agreements, dated as of December 15, 1993, among the Company and each of the institutions named on the signature pages thereof, have been paid in full;

(h) the Noteholders shall have received evidence that, (i) the principal of and interest on outstanding loans, and all accrued fees and all other amounts owing, under that certain Amended and Restated Credit Agreement, dated as of October 30, 2006 to which the Company is a party shall have been paid in full, all commitments to extend credit thereunder shall have been terminated, and all letters of credit issued thereunder and outstanding immediately prior to the date of Closing shall have been continued pursuant to the Bank Credit Agreement, and all accrued and unpaid fees in respect of such letters of credit shall have been paid; and (ii) the principal of and interest on outstanding loans, and all accrued fees and all other amounts owing, under the Loan Agreement dated as of April 12, 2004 among Arrow and certain of its Subsidiaries, Wachovia Bank, National Association (f/k/a First Union National Bank) and Wachovia Bank, National Association, London Branch (f/k/a First Union National Bank, London Branch) (collectively, the “Existing Arrow Indebtedness”) shall have been paid in full, and all letters of credit issued thereunder and outstanding immediately prior to the First Amendment Effective Date shall have been terminated or replaced by letters of credit issued under the Bank Credit Agreement, and all Liens securing the Existing Arrow Indebtedness and all guaranties issued in respect thereof shall have been discharged or released (or arrangements for such discharge or release satisfactory to the Noteholders shall have been made);

(i) the Company shall have delivered to the Collateral Agent certificates representing the Pledged Equity Interests (as defined in the Pledge Agreement), accompanied by undated stock powers executed in blank;

(j) a new Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each Series of Notes;

(k) without limiting the provisions of Section 15.1 of the Note Agreement, the Company shall have paid on or before the date hereof the reasonable fees, charges and disbursements of Bingham McCutchen LLP, the Noteholders’ special counsel, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to such date;

(l) the Company has paid to each Noteholder an amendment fee in an amount equal to 0.25% (25 basis points) of the aggregate outstanding principal amount of Notes held by such Noteholder; and

(m) all corporate and other proceedings in connection with the transactions contemplated by this Amendment and all documents and instruments incident to such transactions shall be satisfactory to the Noteholders and their special counsel, and the Noteholders and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Noteholders or such special counsel may reasonably request.

Section 5. Miscellaneous.

5.1 Ratification; Agreement Unchanged. The Existing Note Agreement and the Existing Notes are in all respects ratified and confirmed, and the terms, covenants and agreements thereof shall remain unchanged and in full force and effect except as amended hereby.

5.2 References to Note Agreement and Notes. From and after the effective date of this Amendment, all references to “this Agreement” in the Existing Note Agreement and in the Existing Notes shall be deemed to be references to the Note Agreement.

5.3 Payment of Fees. Without limiting Section 15.1 of the Note Agreement, the Company agrees to pay the reasonable fees and expenses of Bingham McCutchen LLP, counsel for the Noteholders, in connection with this Amendment.

5.4 Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

5.5 Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit or require the application of the laws of a jurisdiction other than such State.

5.6 Post-Closing Letter. By their execution and delivery hereof, the Noteholders hereby acknowledge and agree to that certain letter agreement, dated as of the date hereof, by the Company in favor of the Noteholders, relating to the delivery of certain post-closing items, and agree that such letter shall be considered a “Financing Document” for all purposes of this Agreement.

* * * *

If you are in agreement with the foregoing, please sign the form of acceptance in the space provided below whereupon this Amendment shall become a binding agreement among the Noteholders and the Company.

Very truly yours,

TELEFLEX INCORPORATED

By: /s/ Kevin K. Gordon
Name: Kevin K. Gordon
Title: Executive Vice President and
Chief Financial Officer

THE FOREGOING AMENDMENT IS HEREBY
ACCEPTED AS OF THE DATE FIRST ABOVE
WRITTEN:

Connecticut General Life Insurance Company

By: CIGNA Investments, Inc. (authorized agent)

By: /s/ Lori E. Hopkins
Name: Lori E. Hopkins
Title: Managing Director

Massachusetts Mutual Life Insurance Company

By: Babson Capital Management LLC

as Investment Adviser

By: /s/ Mark A. Ahmed
Name: Mark A. Ahmed
Title: Managing Director

C.M. Life Insurance Company

By: Babson Capital Management LLC

as Investment Sub-Adviser

By: /s/ Mark A. Ahmed
Name: Mark A. Ahmed
Title: Managing Director

MML Bay State Life Insurance Company

By: Babson Capital Management LLC

as Investment Sub-Adviser

By: /s/ Mark A. Ahmed
Name: Mark A. Ahmed
Title: Managing Director

MassMutual Asia Limited

By: Babson Capital Management LLC
as Investment Adviser

By: /s/ Mark A. Ahmed
Name: Mark A. Ahmed
Title: Managing Director

Hakone Fund LLC

By: Babson Capital Management LLC
as Investment Manager

By: /s/ Mark A. Ahmed
Name: Mark A. Ahmed
Title: Managing Director

Principal Life Insurance Company

By: Principal Global Investors, LLC

a Delaware limited liability company,
its Authorized Signatory

By: /s/ Colin Pennycooke
Name: Colin Pennycooke
Title: Counsel

By: /s/ Christopher Henderson
Name: Christopher Henderson
Title: Associate General Counsel

Country Life Insurance Company

By: /s/ John Jacobs
Name: John Jacobs
Title: Director – Fixed Income

Hartford Life and Annuity Insurance Company

By: Hartford Investment Management Company
Its Agent and Attorney-in-Fact

By: /s/ Matthew J. Poznar
Name: Matthew J. Poznar
Title: Vice President

Hartford Life Insurance Company

By: Hartford Investment Management Company
Its Agent and Attorney-in-Fact

By: /s/ Matthew J. Poznar
Name: Matthew J. Poznar
Title: Vice President

Physicians Life Insurance Company

By: Hartford Investment Management Company
Its Investment Manager

By: /s/ Matthew J. Poznar
Name: Matthew J. Poznar
Title: Vice President

Modern Woodmen of America

By: /s/ Nick S. Coin
Name: Nick S. Coin
Title: Treasurer & Investment Manager

Allstate Life Insurance Company

By: /s/ Robert B. Bodett
Name: Robert B. Bodett
Title: Authorized Signatory

By: /s/ Breege A. Farrell
Name: Breege A. Farrell
Title: Authorized Signatory

American Heritage Life Insurance Company

By: /s/ Robert B. Bodett
Name: Robert B. Bodett
Title: Authorized Signatory

By: /s/ Breege A. Farrell
Name: Breege A. Farrell
Title: Authorized Signatory

State Farm Life Insurance Company

By: /s/ Jeffrey T. Attwood
Name: Jeffrey T. Attwood
Title: Investment Officer

By: /s/ Lisa L. Rogers
Name: Lisa L. Rogers
Title: Investment Officer

American General Life Insurance Company
AIG Life Insurance Company
American International Life Assurance Company of New York

By: /s/ Gerald F. Herman
Name: Gerald F. Herman
Title: Vice President

New York Life Insurance Company

By: /s/ Kathleen A. Haberkern
Name: Kathleen A. Haberkern
Title: Director

New York Life Insurance And Annuity Corporation

By: New York Life Investment Management, LLC,
Its Investment Manager

By: /s/ Kathleen A. Haberkern
Name: Kathleen A. Haberkern
Title: Director

New York Life Insurance and Annuity Corporation Institutionally

Owned Life Insurance Separate Account

By: New York Life Investment Management, LLC,
Its Investment Manager

By: /s/ Kathleen A. Haberkern
Name: Kathleen A. Haberkern
Title: Director

Genworth Life Insurance Company

By: /s/ Stephen DeMotto
Name: Stephen DeMotto
Title: Investment Officer

Employers Reinsurance Company

By: Conning Asset Management Company,
as Investment Manager

By: /s/ Robert M. Mills
Name: Robert M. Mills
Title: Director

Phoenix Life Insurance Company

By: /s/ John H. Beers
Name: John H. Beers
Title: Vice President

The State Life Insurance Company

By: American United Life Insurance Company, its Agent

By: /s/ Michael Bullock
Name: Michael Bullock
Title: V.P. Private Placements

Lafayette Life Insurance Company

By: American United Life Insurance Company, its Agent

By: /s/ Michael Bullock
Name: Michael Bullock
Title: V.P. Private Placements

American United Life Insurance Company

By: /s/ Michael Bullock
Name: Michael Bullock
Title: V.P. Private Placements

Monumental Life Insurance Company

By: /s/ Christopher D. Pahlke
Name: Christopher D. Pahlke
Title: Vice President

Transamerica Life Insurance Company

By: /s/ Christopher D. Pahlke
Name: Christopher D. Pahlke
Title: Vice President

Transamerica Occidental Life Insurance Company

By: /s/ Christopher D. Pahlke
Name: Christopher D. Pahlke
Title: Vice President

Teachers Insurance And Annuity Association of America

By: /s/ Brian K. Roelke
Name: Brian K. Roelke
Title: Director

The Union Central Life Insurance Company

By: Summit Investment Advisors Inc., as Agent

By: /s/ Andrew S. White
Name: Andrew S. White
Title: Managing Director – Private Placements

Ameritas Life Insurance Corp.

By: Summit Investment Advisors Inc., as Agent

By: /s/ Andrew S. White
Name: Andrew S. White
Title: Managing Director – Private Placements

Acacia Life Insurance Company

By: Summit Investment Advisors Inc., as Agent

By: /s/ Andrew S. White
Name: Andrew S. White
Title: Managing Director – Private Placements

American Family Life Insurance Company

By: /s/ Phillip Hannifan
Name: Phillip Hannifan
Title: Investment Director

Assurity Life Insurance Company

By: /s/ Victor Weber
Name: Victor Weber
Title: Senior Director – Investments

The Prudential Insurance Company of America

By: /s/ Yvonne Guajardo
Name: Yvonne Guajardo
Title:Vice President

Prudential Retirement Insurance and Annuity Company
By: Prudential Investment Management, Inc.,

as investment manager

By: /s/ Yvonne Guajardo
Name: Yvonne Guajardo
Title:Vice President

Farmers New World Life Insurance Company

By: Prudential Private Placement Investors, L.P.

(as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Yvonne Guajardo
Name: Yvonne Guajardo
Title:Vice President

United of Omaha Life Insurance Company

By: Prudential Private Placement Investors, L.P.

(as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By: /s/ Yvonne Guajardo
Name: Yvonne Guajardo
Title:Vice President

Baystate Investments, LLC

By: Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By: Prudential Private Placement Investors, Inc.

(as its General Partner)

By: /s/ Yvonne Guajardo
Name: Yvonne Guajardo
Title:Vice President

Metropolitan Life Insurance Company of Connecticut

By: /s/ Judith A. Gulotta
Name: Judith A. Gulotta
Title: Director

Woodmen of the World Life Insurance Society

By: /s/ Mark D. Theisen
Name: Mark D. Theisen
Title: Executive Vice President of Finance and Treasurer

By: /s/ Danny E. Cummins
Name: Danny E. Cummins
Title: Executive Vice President for Operations and Secretary

Protective Life Insurance Company

By: /s/ Lance P. Black
Name: Lance P. Black
Title: Vice President

Genworth Life and Health Insurance Company

By: /s/ Amy C. King
Name: Amy C. King
Title: Authorized Signer

By: /s/ Deborah J. Foss
Name: Deborah J. Foss
Title: Authorized Signer

EXHIBIT A

[FORM OF SERIES 2004-1 TRANCHE A NOTE]

TELEFLEX INCORPORATED

SERIES 2004-1 TRANCHE A SENIOR NOTE DUE 2011

No. 2004-1-A-[ ] $[ ]	[Date] PPN: 879369 E@1

FOR VALUE RECEIVED, the undersigned, TELEFLEX INCORPORATED (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware hereby promises to pay to [     ], or registered assigns, the principal sum of [     ] DOLLARS (or so much thereof as shall not have been prepaid) on July 8, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate in effect pursuant to the terms of Section 8.9 of the Note Purchase Agreement referred to below, payable semiannually, on the 8th day of January and July in each year, commencing with the January 8 or July 8 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement dated as of July 8, 2004 (as from time to time amended and supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with the laws of the State of New York.

TELEFLEX INCORPORATED

By

Title:

EXHIBIT B

[FORM OF SERIES 2004-1 TRANCHE B NOTE]

TELEFLEX INCORPORATED

SERIES 2004-1 TRANCHE B SENIOR NOTE DUE 2014

No. 2004-1-B-[ ] $[ ]	[Date] PPN: 879369 E#9

FOR VALUE RECEIVED, the undersigned, TELEFLEX INCORPORATED (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware hereby promises to pay to [     ], or registered assigns, the principal sum of [     ] DOLLARS (or so much thereof as shall not have been prepaid) on July 8, 2014, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate in effect pursuant to the terms of Section 8.9 of the Note Purchase Agreement referred to below, payable semiannually, on the 8th day of January and July in each year, commencing with the January 8 or July 8 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement dated as of July 8, 2004 (as from time to time amended and supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with the laws of the State of New York.

TELEFLEX INCORPORATED

By

Title:

EXHIBIT C

[FORM OF SERIES 2004-1 TRANCHE C NOTE]

TELEFLEX INCORPORATED

SERIES 2004-1 TRANCHE C SENIOR NOTE DUE 2016

No. 2004-1-C-[ ] $[ ]	[Date] PPN: 879369 F*2

FOR VALUE RECEIVED, the undersigned, TELEFLEX INCORPORATED (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware hereby promises to pay to [     ], or registered assigns, the principal sum of [     ] DOLLARS (or so much thereof as shall not have been prepaid) on July 8, 2016, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate in effect pursuant to the terms of Section 8.9 of the Note Purchase Agreement referred to below, payable semiannually, on the 8th day of January and July in each year, commencing with the January 8 or July 8 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreement referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the Default Rate (as defined in the Note Purchase Agreement referred to below).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement dated as of July 8, 2004 (as from time to time amended and supplemented, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and to have made the representation set forth in Section 6.2 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to prepayment at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with the laws of the State of New York.

TELEFLEX INCORPORATED

By

Title:

EXHIBIT D

1. Section 1.2 of the Existing Note Agreement is hereby amended and restated in its entirety as follows:

1.2 The Series 2004-1 Notes.

The Company will authorize, as the initial Series of Notes hereunder, the issue and sale, in three tranches, of $350,000,000 aggregate principal amount of its senior notes, of which $150,000,000 aggregate principal amount shall be its Series 2004-1 Tranche A Senior Notes due 2011 (as such notes may be amended, restated or otherwise modified and in effect from time to time, the “Series 2004-1 Tranche A Notes”), $100,000,000 aggregate principal amount shall be its Series 2004-1 Tranche B Senior Notes due 2014 (as such notes may be amended, restated or otherwise modified and in effect from time to time, the “Series 2004-1 Tranche B Notes”) and $100,000,000 aggregate principal amount shall be its Series 2004-1 Tranche C Senior Notes due 2016 (as such notes may be amended, restated or otherwise modified and in effect from time to time, the “Series 2004-1 Tranche C Notes” and, together with the Series 2004-1 Tranche A Notes and the Series 2004-1 Tranche B Notes, the “Series 2004-1 Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13). The Series 2004-1 Tranche A Notes, Series 2004-1 Tranche B Notes and Series 2004-1 Tranche C Notes shall be substantially in the form set out in Exhibits 1-A, 1-B and 1-C, respectively, with such changes therefrom, if any, as may be approved by each Purchaser and the Company.

2. Section 7.1(a) of the Existing Note Agreement is hereby amended by replacing the number “60” in the first line thereof with the number “50”.

3. Section 7.1(b) of the Existing Note Agreement is hereby amended by:

(a) replacing the number “105” in the first line thereof with the number “75”;

(b) in the second line of the paragraph following clause (ii) thereof, (i) inserting “(A)” after the phrase “and accompanied by”, and creating a new clause (A) with the remainder of such paragraph (beginning with the newly inserted “(A)”) and adding the word “and” immediately following the comma at the end of such newly created paragraph, and (ii) after the phrase “an opinion thereon of independent certified public accountants of recognized national standing”, adding the parenthetical expression “(without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit)”; and

(c) inserting a new clause (B) thereof, immediately following such newly created clause (A), to read in its entirety as follows:

(B) if requested by the Required Holders or if delivered to the Bank Lenders, a certificate of such accountants stating that they have reviewed this Agreement and stating whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),

4. Section 7.1(c) of the Existing Note Agreement is hereby amended and restated in its entirety as follows:

(c) [Intentionally Omitted]

5. Section 7.1(d) of the Existing Note Agreement is hereby amended and restated in its entirety as follows:

(d) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to the Bank Lenders or other principal lending banks (excluding information sent to the Bank Lenders or such other banks in the ordinary course of administration of the Bank Credit Agreement or their other bank facilities) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

6. Section 7.1(f) of the Existing Note Agreement is hereby amended by inserting at the end of such section “accompanied in each case by a statement of a Responsible Officer setting forth the details of such event and the action taken or proposed to be taken with respect thereto;”.

7. Section 7.1(g) of the Existing Note Agreement is hereby amended by replacing the phrase “have a Material Adverse Effect” in the fourth line thereof with “result in liability of the Company and its Subsidiaries in an aggregate amount exceeding $35,000,000”;

8. Section 7.1(i) of the Existing Note Agreement is hereby deleted and replaced with a new Section 7.1(i) to read in its entirety as follows:

(i) Material Adverse Effect — promptly upon any Responsible Officer becoming aware thereof, notice of any development that has, or could reasonably be expected to have a Material Adverse Effect;

9. Existing Section 7.1(j) is hereby relettered as Section 7.1(k) and a new Section 7.1(j) is hereby added immediately following Section 7.1(i) to read in its entirety as follows:

(j) Bank Credit Agreement and Other Senior Note Agreement Amendments — promptly after the execution thereof, copies of all amendments to the Bank Credit Agreement and the Other Senior Note Agreements; and

10. Section 7.2(a) of the Existing Note Agreement is hereby amended and restated in its entirety as follows:

(a) Covenant Compliance — the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1, 10.2, 10.4, 10.4A, 10.5, 10.6 and 10.9, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence) and, to the extent the conditions set forth in Section 8.9 have been satisfied in respect of any decrease in the interest rate applicable to the Series 2004-1 Notes, a certification that such conditions have been satisfied, together with a statement setting forth the interest rate applicable to each Series of the Series 2004-1 Notes and the date from which such interest rate shall have been applicable (or, in the event that the Company shall be required to make a payment of additional interest pursuant to Section 8.9(e), setting forth the interest rate which is then in effect); and

11. Section 8.4 of the Existing Note Agreement is hereby amended and restated in its entirety as follows:

8.4. Prepayments in Connection with the Certain Events.

(a) If after the First Amendment Effective Date the Company or any of its Subsidiaries shall receive Section 8.4(a) Net Proceeds from any Section 8.4(a) Proceeds Event, the Company will promptly give written notice thereof to each holder of a Note, which notice shall (i) refer specifically to this Section 8.4(a) and describe in reasonable detail the Section 8.4(a) Proceeds Event giving rise to such offer to prepay Notes, (ii) specify the Relevant Share of such Section 8.4(a) Net Proceeds to be applied to the prepayment of the Notes and the ratable portion thereof to be prepaid in respect of each Note (determined based on the unpaid principal amount of each Note in proportion to the aggregate unpaid principal amount of all Notes of all Series at the time outstanding), (iii) specify a Business Day not less than 30 days and not more than 60 days after the date of such notice (the “Section 8.4(a) Prepayment Date”) and specify the Section 8.4(a) Response Date (as defined below) and (iv) offer to prepay on the Section 8.4(a) Prepayment Date such ratable portion of each Note together with interest accrued thereon to the Section 8.4(a) Prepayment Date. Each holder of a Note shall notify the Company of such holder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on a date at least 10 Business Days prior to the Section 8.4(a) Prepayment Date (such date 10 Business Days prior to the Section 8.4(a) Prepayment Date being the “Section 8.4(a) Response Date”), and the Company shall prepay on the Section 8.4(a) Prepayment Date such ratable portion of each Note held by the holders who have accepted such offer in accordance with this Section 8.4(a) at a price in respect of each Note held by such holder equal to the principal amount of such ratable portion of such Note, together with interest accrued thereon to the Section 8.4(a) Prepayment Date; provided, however, that the failure by a holder of any Note to respond to such offer in writing on or before the Section 8.4(a) Response Date shall be deemed to be a rejection of such offer.

(b) If the Company elects to offer to prepay Notes in accordance with Section 10.4A, the Company will promptly give written notice thereof to each holder of a Note, which notice shall (i) refer specifically to this Section 8.4(b) and describe in reasonable detail the Section 8.4(b) Disposition giving rise to such offer to prepay Notes, (ii) specify the Relevant Share of the Section 8.4(b) Net Proceeds to be applied to the prepayment of the Notes and the ratable portion thereof to be prepaid in respect of each Note (determined based on the unpaid principal amount of each Note in proportion to the aggregate unpaid principal amount of all Notes of all Series at the time outstanding), (iii) specify a Business Day not less than 30 days and not more than 60 days after the date of such notice (the “Section 8.4(b) Prepayment Date”) and specify the Section 8.4(b) Response Date (as defined below) and (iv) offer to prepay on the Section 8.4(b) Prepayment Date such ratable portion of each Note together with interest accrued thereon to the Section 8.4(b) Prepayment Date. Each holder of a Note shall notify the Company of such holder’s acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on a date at least 10 Business Days prior to the Section 8.4(b) Prepayment Date (such date 10 Business Days prior to the Section 8.4(b) Prepayment Date being the “Section 8.4(b) Response Date”), and the Company shall prepay on the Section 8.4(b) Prepayment Date such ratable portion of each Note held by the holders who have accepted such offer in accordance with this Section 8.4(b) at a price in respect of each Note held by such holder equal to the principal amount of such ratable portion of such Note, together with interest accrued thereon to the Section 8.4(b) Prepayment Date; provided, however, that the failure by a holder of any Note to respond to such offer in writing on or before the Section 8.4(b) Response Date shall be deemed to be a rejection of such offer.

12. Section 8.7 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

8.7. Purchase of Notes.

The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) at any time when the Consolidated Leverage Ratio is equal to or less than 2.50 to 1.00 as of the last day of the fiscal quarter then most recently ended, pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

13. The definition of Remaining Scheduled Payments contained in Section 8.8 of the Existing Note Agreement is hereby amended and restated in its entirety as follows:

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Series 2004-1 Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series 2004-1 Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date pursuant to Section 8.2 or 12.1; further provided, that in calculating the Remaining Scheduled Payments in respect of any Series 2004-1 Note, the interest rate for such Series 2004-1 Note shall be assumed to be (a) 5.23% per annum in respect of each Series 2004-1 Tranche A Note , (b) 5.75% per annum in respect of each Series 2004-1 Tranche B Note and (c) 5.85% per annum in respect of each Series 2004-1 Tranche C Note.

14. A new Section 8.9 is hereby added to the Existing Note Agreement immediately following Section 8.8 to read in its entirety as follows:

8.9. Interest on Series 2004-1 Notes.

Notwithstanding anything to the contrary contained herein, interest shall be payable in respect of the outstanding principal amounts of each of the Series 2004-1 Notes as follows:

(a) Prior to the First Amendment Effective Date, interest on the outstanding principal amount of each Series 2004-1 Note shall accrue and be payable at the rate per annum of (i) 5.23% in respect of each Series 2004-1 Tranche A Note, (ii) 5.75% in respect of each Series 2004-1 Tranche B Note and (iii) 5.85% in respect of each Series 2004-1 Tranche C Note.

(b) Subject to the provisions of Sections 8.9(c) or (d), beginning on and after the First Amendment Effective Date, interest on the outstanding principal amount of each Series 2004-1 Note shall accrue and be payable at the rate per annum of (i) 7.66% in respect of each Series 2004-1 Tranche A Note , (ii) 8.14% in respect of each Series 2004-1 Tranche B Note and (iii) 8.46% in respect of each Series 2004-1 Tranche C Note.

(c) If, as of the last day of each of two consecutive quarterly fiscal periods of the Company ending after the First Amendment Effective Date, the ratio of (i) Consolidated Total Indebtedness, determined as of the first and second of such last days, to (ii) Consolidated Actual EBITDA for the periods of four consecutive quarterly fiscal periods of the Company ending on the first and second of such last days, respectively, was less than 3.50 to 1.00, then, beginning on the first day of the quarterly fiscal period of the Company beginning after the end of the second of such consecutive quarterly fiscal periods, interest on the outstanding principal amount of the Series 2004-1 Notes shall accrue and be payable at the rate per annum of (i) 7.41% in respect of each Series 2004-1 Tranche A Note, (ii) 7.89% in respect of each Series 2004-1 Tranche B Note and (iii) 8.21% in respect of each Series 2004-1 Tranche C Note; for the avoidance of doubt, the interest rate applicable to the Series 2004-1 Notes shall not be subject to subsequent increase pursuant to this Section 8.9, but may subsequently be decreased pursuant to Section 8.9(d).

(d) If, as of the last day of each of two consecutive quarterly fiscal periods of the Company ending after the First Amendment Effective Date, the ratio of (i) Consolidated Total Indebtedness, determined as of the first and second of such last days, to (ii) Consolidated Actual EBITDA for the periods of four consecutive quarterly fiscal periods of the Company ending on the first and second of such last days, respectively, was less than 3.00 to 1.00, then, beginning on the first day of the quarterly fiscal period of the Company beginning after the end of the second of such consecutive quarterly fiscal periods, interest on the outstanding principal amount of the Series 2004-1 Notes shall accrue and be payable at the rate per annum of (i) 6.66% in respect of each Series 2004-1 Tranche A Note, (ii) 7.14% in respect of each Series 2004-1 Tranche B Note and (iii) 7.46% in respect of each Series 2004-1 Tranche C Note; for the avoidance of doubt, the interest rate applicable to the Series 2004-1 Notes shall not be subject to any subsequent increase or decrease pursuant to this Section 8.9, but, subject to the other terms of this Agreement, shall remain in effect until the applicable maturity date of each Series of Series 2004-1 Notes.

(e) If (i) an interest payment date shall occur after the end of a quarterly fiscal period of the Company, but prior to the time the Company is required to deliver a certificate of a Senior Financial Officer pursuant to Section 7.2 in respect of such quarterly fiscal period (or fiscal year, in the case of the fourth quarterly fiscal period) and (ii) the Company believes, in good faith, that the conditions set forth in Section 8.9(c) or Section 8.9(d), as applicable, were satisfied as of the end of such quarterly fiscal period, then the Company may pay interest on such interest payment date computed taking into account the reduction provided for in the applicable Section, so long as it shall deliver to each holder of Notes, together with such interest payment, an Officer’s Certificate specifying in reasonable detail the computation of interest for the period ending on such interest payment date. If the Company gives effect to such reduction but the certificate in respect of such quarterly fiscal period (or fiscal year, as the case may be) delivered pursuant to Section 7.2 shows that such conditions were not satisfied, the Company shall, together with delivery of such certificate, pay to each holder such additional amount as would have been paid had such reduction not been given effect and shall set forth in such certificate the explanation for such payment. If the Company does not give effect to such reduction but the certificate delivered pursuant to Section 7.2 shows that such conditions were satisfied, the Company shall reduce the amount of interest payable on the next succeeding interest payment date by the amount of the reduction that should have been applied to the immediately preceding interest payment date and the payment of interest on such next succeeding interest payment date shall be accompanied by an explanation of such reduced payment.

15. Section 9.1 of the Existing Note Agreement is hereby amended by inserting the phrase “Without limiting Section 10.13,” at the beginning of such sentence (and by replacing the capital “T” with a lower case “t” in the word “the” immediately following such phrase), and inserting “ERISA, the USA Patriot Act and” between “without limitation,” and “Environmental Laws” in the third and fourth lines thereof.

16. Section 9.5 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

9.5 Corporate Existence, etc.

The Company will at all times preserve and keep in full force and effect its corporate existence, and, subject to Section 10.3, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect the corporate existence of any Subsidiary, or any such right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

17. Section 9.6 of the Existing Note Agreement is hereby deleted and a new Section 9.6 is hereby added in its place to read in its entirety as follows:

9.6 Books and Records.

The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

18. A new Section 9.7 is hereby added to the Existing Note Agreement immediately following new Section 9.6 to read in its entirety as follows:

9.7 Guarantors and Collateral; Further Assurances.

(a) The Company will take, and will cause each of its Subsidiaries to take, such action from time to time as shall be necessary to ensure that (i) each Subsidiary is a “Subsidiary Guarantor” hereunder and (if applicable) a “Loan Party” under the Pledge Agreement (other than any Excluded Subsidiary, except, in the case of any Domestic Subsidiary that is an Immaterial Subsidiary, to the extent necessary to comply with clause (ii) of the definition of “Immaterial Subsidiary”) and (ii) 100% of the Capital Stock of each Subsidiary (other than any Excluded Equity Interests) shall be pledged pursuant to the Pledge Agreement; provided that, in the case of voting Capital Stock of each First-Tier Foreign Subsidiary (other than any Immaterial Subsidiary, except to the extent necessary to comply with clause (ii) of the definition of “Immaterial Subsidiary”) not more than 65% of such voting Capital Stock shall be pledged in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the Pledge Agreement.

Promptly but in no event later than 45 days (which period may be extended by the Collateral Agent in its sole discretion) following the formation or acquisition of any Subsidiary after the First Amendment Effective Date, the Company will, and will cause each of its Subsidiaries to, take such action to cause (x) such Subsidiary to become a “Subsidiary Guarantor” hereunder by executing and delivering to the holders of the Notes a Guaranty Joinder Agreement in the form of Annex B to the Subsidiary Guaranty Agreement and (if applicable) to become a “Loan Party” under the Pledge Agreement, to the extent required under clause (i) of the immediately preceding paragraph and (y) the Capital Stock of such Subsidiary, to the extent required under clause (ii) of the immediately preceding paragraph, to be pledged in favor of the Collateral Agent for the benefit of the Secured Parties, pursuant to the Pledge Agreement or such other local law pledge, charge or similar agreement in respect of such Capital Stock as the Collateral Agent shall reasonably request and (z) such Subsidiary or any other relevant Obligor to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Obligors pursuant to the First Amendment on the First Amendment Effective Date as the Collateral Agent shall reasonably request.

(b) The Company will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by the Required Holders or the Collateral Agent to effectuate the purposes and objectives of this Agreement. Without limiting the foregoing, in the event that any additional Capital Stock shall be issued by any Subsidiary, subject to Section 9.7(a), the Company agrees forthwith to or to cause such Subsidiary to deliver to the Collateral Agent pursuant to the Pledge Agreement the certificates evidencing such Capital Stock, accompanied by undated stock powers executed in blank and to take such other action as the Collateral Agent shall request to perfect the security interest created therein pursuant to the Pledge Agreement.

19. Section 10 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

10. NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:
10.1	Indebtedness.

The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

(a) Indebtedness outstanding on the First Amendment Effective Date and listed in Schedule 5.15 to the First Amendment (including the Other Senior Notes and any Guarantees thereof by the Subsidiary Guarantors) and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

(b) In addition to the Indebtedness outstanding on the First Amendment Effective Date and listed in Schedule 5.15, (i) Indebtedness of any Obligor owing to any other Obligor or to any Subsidiary that is not an Obligor and (ii) Indebtedness of any Subsidiary that is not an Obligor owing to the Company or any Subsidiary; provided that, if the Consolidated Leverage Ratio (calculated as of the most recently ended fiscal quarter of the Company) shall be greater than 3.50 to 1.00, the aggregate principal amount of Indebtedness owing to the Obligors under clause (ii) above, together with the aggregate amount of Investments by the Obligors in Subsidiaries that are not Obligors under Section 10.5(c)(ii), shall not exceed $75,000,000 at any time outstanding;

(c) Indebtedness or other obligations of the Company or any Subsidiary under letters of credit and surety or other bonds incurred in the ordinary course of business of the Company or such Subsidiary in an aggregate principal amount not to exceed $30,000,000 at any time outstanding;

(d) Indebtedness (including Capital Lease Obligations) secured by Liens permitted under Section 10.2(d) in an aggregate principal amount not to exceed $20,000,000 at any time outstanding;

(e) Indebtedness of any Person that becomes a Subsidiary after the First Amendment Effective Date; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

(f) Indebtedness of the Obligors created hereunder and under the other Financing Documents:

(g) Indebtedness secured by Liens permitted under Section 10.2(e);

(h) Indebtedness outstanding under the Bank Credit Agreement (and any Guarantees thereof by the Subsidiary Guarantors) in an aggregate principal amount not to exceed $2,000,000,000 at any time outstanding;

(i) Indebtedness in respect of a convertible notes offering; provided that (i) such Indebtedness does not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to six months after the scheduled maturity date of the Series 2004-1 Tranche C Notes and (ii) such Indebtedness is unsecured and subordinated, pursuant to subordination provisions in form and substance reasonably satisfactory to the Required Holders, in right of payment to the Notes; and

(j) other Indebtedness in an aggregate principal amount not to exceed 25% of Consolidated Net Worth at any time outstanding;

provided, however, that, notwithstanding the foregoing, no Subsidiary shall, at any time after it has been released from its obligations under the Subsidiary Guaranty Agreement (as contemplated by the Intercreditor Agreement), Guarantee any Indebtedness outstanding under the Bank Credit Agreement or any other Primary Credit Agreement unless (x) it shall simultaneously Guarantee the Notes on the same terms and (y) the creditors under the Bank Credit Agreement, or such other Primary Credit Agreement, shall have entered into an intercreditor agreement with the holders of the Notes, in form and substance reasonably satisfactory to the Required Holders.

10.2 Liens.

The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a) Permitted Encumbrances;

(b) any Lien on any property or asset of the Company or any of its Subsidiaries existing on the First Amendment Effective Date and listed on Schedule 5.15 to the First Amendment, provided that any such Lien shall secure only those obligations which it secures on the First Amendment Effective Date and any extensions, renewals and replacements thereof shall not increase the outstanding principal amount thereof;

(c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the First Amendment Effective Date prior to the time such Person becomes a Subsidiary, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) no such Lien shall extend to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

(d) Liens securing Indebtedness of the Company or any Subsidiary incurred pursuant to Section 10.1(d) to finance the acquisition, construction or improvement of fixed or capital assets; provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) no such Lien shall extend to any property or assets of the Company or any Subsidiary other than the property financed by such Indebtedness;

(e) Liens covering accounts receivable and related rights of the Company, its Subsidiaries and any special purpose entity issuing Indebtedness under a securitization transaction or program with respect to such accounts receivable and related rights (a “Receivables Securitization Program”), provided that (i) the Indebtedness of such special purpose entity is recourse only to its assets (and not to the assets of the Company or any Subsidiary other than such special purpose entity), (ii) the aggregate principal amount of such Indebtedness shall not exceed $125,000,000 at any time outstanding and (iii) no such Lien shall extend to any other property of the Company and its Subsidiaries;

(f) Liens created pursuant to the Pledge Agreement; and

(g) Liens incurred by the Company or any Subsidiary, in addition to Liens incurred under the foregoing clauses (a) through (f) of this Section, provided that neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto shall exceed (as to the Company and all Subsidiaries) $30,000,000 at any time outstanding;

provided, however, that, notwithstanding the foregoing, the Company shall not, and shall not permit any Subsidiary to, grant or otherwise permit to exist a Lien on its property securing any Indebtedness outstanding under the Bank Credit Agreement or any other Primary Credit Agreement at any time after the release of any property of such Person from the Lien of the Pledge Agreement unless (x) such Person shall simultaneously grant, on the same terms, a Lien on such property securing the Notes equally and ratably with such other Indebtedness and (y) the creditors under the Bank Credit Agreement, or such other Primary Credit Agreement, shall have entered into an intercreditor agreement with the holders of the Notes, in form and substance reasonably satisfactory to the Required Holders.

10.3 Fundamental Changes.

The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except:

(a) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving entity) or with or into any other Subsidiary;

(b) any Subsidiary of the Company may Dispose of any or all of its assets (i) to the Company or any other Subsidiary (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 10.4 or Section 10.4A;

(c) any acquisition expressly permitted under Section 10.5 may be structured as a merger, consolidation or amalgamation; and

(d) any Subsidiary may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the holders of the Notes.

10.4 Dispositions of Property.

At any time that the Consolidated Leverage Ratio shall be greater than 3.50 to 1.00 (calculated as of the most recently ended fiscal quarter of the Company at the time of any Disposition), the Company will not, and will not permit any of its Subsidiaries to, Dispose of any property, whether now owned or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary’s Capital Stock to any Person, except:

(a) Dispositions in the ordinary course of business of the Company and its Subsidiaries (including Dispositions of obsolete or worn-out property no longer required or useful in the business or operations of the Company or any of its Subsidiaries);

(b) Dispositions permitted by Sections 10.3(b)(i) or (d);

(c) the sale or issuance of Capital Stock of any Subsidiary to the Company or any other Subsidiary;

(d) Dispositions with respect to the Receivables Securitization Program, provided that the aggregate principal amount of Indebtedness related to any such Receivables Securitization Program shall not exceed $125,000,000 at any time outstanding;

(e) Dispositions of property or assets by the Company or any Subsidiary to the extent that, as part of the same transaction or a series of related transactions, such property or assets are within 365 days after the date of such Disposition leased by the Company or such Subsidiary as lessee for use in the business of the Company and its Subsidiaries, provided that the aggregate amount of all such Dispositions shall not exceed $75,000,000; or

(f) Dispositions of property for fair market value not covered by the foregoing clauses (a) through (e) of this Section.

10.4A Original Asset Disposition Covenant.

At any time that the Consolidated Leverage Ratio shall be less than or equal to 3.50 to 1.00 (calculated as of end of the most recently ended fiscal quarter of the Company at the time of any Disposition), the Company will not, and will not permit any Subsidiary to, Dispose of any of its properties or assets, except:

(a) Dispositions in the ordinary course of business of the Company and its Subsidiaries (including Dispositions of obsolete or worn-out property no longer required or useful in the business or operations of the Company or any of its Subsidiaries);

(b) Dispositions permitted by Sections 10.3(b)(i) or (d);

(c) the sale or issuance of Capital Stock of any Subsidiary to the Company or any other Subsidiary;

(d) Dispositions with respect to the Receivables Securitization Program, provided that the aggregate principal amount of Indebtedness related to any such Receivables Securitization Program shall not exceed $125,000,000 at any time outstanding;

(e) any Dispositions not covered by Subsections (a) through (d) above, inclusive, provided that such Dispositions are for fair market value and either (i) the aggregate book value of the properties and assets subject to all such Dispositions pursuant to this clause (i) of this Subsection (e) during any fiscal year of the Company does not exceed 15% of Consolidated Total Assets as at the end of the immediately preceding fiscal year of the Company or (ii) within 365 days after any such Disposition, the Section 8.4(b) Net Proceeds are used (x) to purchase productive assets for use by the Company or any Subsidiary in their business or (y) to prepay or repay the Term Loans, the Notes and the Other Senior Notes, provided that, in connection with any such repayment of such Indebtedness, the Company shall, in accordance with Section 8.4(b), offer to prepay the Notes pro rata with all other such Indebtedness then being repaid.

For purposes of this Section 10.4A, (i) any Disposition of shares of stock of any Subsidiary shall be valued at an amount that bears the same proportion to the total assets of such Subsidiary as the number of such shares bears to the total number of shares of stock of such Subsidiary and (ii) if any Subsidiary issues shares and the Company or another Subsidiary does not, directly or indirectly, acquire all of such shares or a ratable portion of such shares according to the Company or such other Subsidiary’s ownership percentage with respect to such Subsidiary immediately prior to such share issuance, as the case may be, such shares not so acquired shall be deemed to be the subject of a Disposition.

10.5 Investments and Acquisitions.

The Company will not, and will not permit any of its Subsidiaries to, make or suffer to exist any Investment in any Person or make any Acquisition, except:

(a) Cash Equivalents;

(b) Investments (other than Investments permitted under clause (a) of this Section) existing on the First Amendment Effective Date and set forth on Schedule 5.4 to the First Amendment and Investments in Immaterial Subsidiaries existing as of the First Amendment Effective Date;

(c) (i) Investments by any Obligor in any other Obligor; and (ii) Investments by the Company or any Subsidiary in any Subsidiary that is not an Obligor; provided that, if the Consolidated Leverage Ratio (calculated as of the most recently ended fiscal quarter of the Company) shall be greater than 3.50 to 1.00, the aggregate amount of Investments by the Obligors in Subsidiaries that are not Obligors under clause (ii) above, together with the aggregate principal amount of Indebtedness owing to the Obligors incurred under Section 10.1(b)(ii), shall not exceed $75,000,000 at any time outstanding;

(d) Indebtedness permitted by Section 10.1;

(e) purchases of inventory and other property to be sold or used in the ordinary course of business;

(f) the Arrow Acquisition;

(g) Swap Agreements permitted by Section 10.11;

(h) any Acquisition after the First Amendment Effective Date by the Company or any Subsidiary; provided that (i) in the case of any such Acquisition, (x) if the Acquired Entity is a publicly held corporation, such Acquisition shall have been approved by the board of directors of such Acquired Entity; (y) after giving effect to any such Acquisition of Capital Stock, the Acquired Entity becomes a direct or indirect Subsidiary of the Company; and (z) the Acquired Entity is engaged in a line of business in accordance with the requirements of Section 10.10; (ii) both immediately prior to such Acquisition and after giving effect thereto, no Default shall have occurred and be continuing; and (iii) if, after giving effect to such Acquisition on a pro forma basis as if such Acquisition had occurred on the first day of the most recent period of four consecutive fiscal quarters of the Company, the Consolidated Leverage Ratio shall be greater than 3.50 to 1.00, the aggregate consideration (including assumed Indebtedness, but excluding consideration in the form of the Capital Stock of the Company) for all such Acquisitions shall not exceed $150,000,000 in any fiscal year; and

(i) other Investments in an aggregate amount (valued at cost) not exceeding $25,000,000.

10.6 Restricted Payments.

The Company will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that:

(a) the Company may declare and pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock; and

(b) the Company may make Restricted Payments after the First Amendment Effective Date; provided that (i) at the time of such Restricted Payment and immediately after giving effect thereto, no Default shall have occurred and be continuing; and (ii) if, after giving effect to such Restricted Payment, the Consolidated Leverage Ratio (calculated on a pro forma basis) shall be greater than 3.50 to 1.00, the aggregate amount of all such Restricted Payments shall not exceed $75,000,000 in any fiscal year;

provided that nothing herein shall be deemed to prohibit (x) the payment of dividends by any Subsidiary of the Company to the Company or any other Subsidiary of the Company or, if applicable, any minority shareholder of such Subsidiary (in accordance with the percentage of the Capital Stock of such Subsidiary owned by such minority shareholder) or (y) repurchases of Capital Stock deemed to occur as a result of the surrender of such Capital Stock for cancellation in connection with the exercise of stock options or warrants.

10.7 Transactions with Affiliates.

The Company will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except:

(a) transactions at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm’s-length basis from a Person that is not an Affiliate;

(b) transactions between or among the Company and its Subsidiaries not involving any other Affiliate;

(c) any Indebtedness permitted by Section 10.1;

(d) any Investment permitted by Section 10.5;

(e) any Restricted Payment permitted by Section 10.6; and

(f) any Affiliate who is a natural person may serve as an employee or director of the Company and receive reasonable compensation for his services in such capacity.

10.8 Restrictive Agreements.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Company or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Company or any other Subsidiary or to Guarantee Indebtedness of the Company or any other Subsidiary or to transfer any property to the Company or any other Subsidiary, except:

(i) restrictions and conditions imposed by law or by this Agreement or the Other Senior Note Agreements;

(ii) restrictions and conditions imposed by law or by the Bank Credit Agreement;

(iii) restrictions and conditions existing on the First Amendment Effective Date identified on Schedule 5.15 to the First Amendment and any extension or renewal thereof, or any amendment or modification thereof, that, in each case does not expand the scope of any such restriction or condition;

(iv) customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale (provided that such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder);

(v) (with respect to clause (a) above) (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (y) customary provisions in leases and other contracts restricting the assignment thereof; and

(vi) (with respect to clause (a) above) provisions in any lease or lease agreement, or any restrictions or conditions imposed by any landlord, prohibiting or restricting the granting, creation or incurrence of any Liens on any premises leased by the Company or any of its Subsidiaries.

10.9 Certain Financial Covenants.

(a) Leverage Ratio. The Company will not permit the Consolidated Leverage Ratio, as at the last day of any period of four consecutive fiscal quarters of the Company ending on or nearest to the date set forth below, to exceed the ratio set forth below opposite such date:

Fiscal Quarter Ending

on or nearest to	Consolidated Leverage Ratio

September 30, 2007	4.75 to 1.00
December 31, 2007	4.75 to 1.0
March 31, 2008	4.75 to 1.0
June 30, 2008	4.75 to 1.0
September 30, 2008	4.75 to 1.0
December 31, 2008	4.00 to 1.0
March 31, 2009	4.00 to 1.0
June 30, 2009	4.00 to 1.0
September 30, 2009 and at all times thereafter	3.50 to 1.0

(b) Interest Coverage Ratio. The Company will not permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Company ending on or nearest to the date set forth below to be less than the ratio set forth below opposite such date:

Fiscal Quarter Ending

	on or nearest to	Consolidated Interest Coverage Ratio

	September 30, 2007	3.00 to 1.00
	December 31, 2007	3.00 to 1.0
	March 31, 2008	3.00 to 1.0
	June 30, 2008	3.00 to 1.0
	September 30, 2008	3.00 to 1.0
10.10	December 31, 2008 and at all time thereafter Lines of Business.	3.50 to 1.0

The Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries taken as a whole would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries taken as a whole are engaged on the First Amendment Effective Date.

10.11 Swap Agreements.

The Company will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, other than Swap Agreements entered into with any of the Bank Lenders (or any Affiliates thereof) or in the ordinary course of business to hedge or mitigate risks to which the Company or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

10.12 Modification of Bank Credit Agreement.

The Company will not, and will not permit any of its Subsidiaries to, consent to any modification, supplement or waiver of any of the provisions of the Bank Credit Agreement that could reasonably be expected to be materially adverse to the interests of the holders of Notes, in each case, without the prior consent of the Required Holders.

10.13 Terrorism Sanctions Regulations.

The Company will not, and will not permit any of its Subsidiaries to, (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transaction with any such Person.

20. Section 11 of the Existing Note Agreement is hereby amended and restated in its entirety to read as follows:

11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than three Business Days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(e), Section 7.1(i), Section 9.1 (with respect to the Company’s existence) or Sections 10.1 through 10.12 (inclusive); or

(d) the Company defaults in the performance of or compliance with any term contained herein or in any other Financing Document (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the Company has received written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

(e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any other Financing Document or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Material Indebtedness beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Material Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Material Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Material Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Material Indebtedness to convert such Indebtedness into Capital Stock), (x) the Company or any Subsidiary has become obligated to purchase or repay Material Indebtedness before its regular maturity or before its regularly scheduled dates of payment or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay any Material Indebtedness ; or

(g) the Company or any Subsidiary (other than an Immaterial Subsidiary) (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Subsidiary (other than an Immaterial Subsidiary), a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Subsidiary (other than an Immaterial Subsidiary), or any such petition shall be filed against the Company or any Subsidiary (other than an Immaterial Subsidiary) and such petition shall not be dismissed within 60 days; or

(i) a final judgment or judgments for the payment of money aggregating in excess of $35,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

(j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in section 412 of the Code or section 302 of ERISA), whether or not waived, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(k) the Liens created by the Pledge Agreement or the Intercreditor Agreement shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby in favor of the Collateral Agent, free and clear of all other Liens (other than Liens permitted under Section 10.2 or under either such agreement), except to the extent such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Pledge Agreement or to file Uniform Commercial Code continuation statements, or, except for expiration in accordance with its terms, any of the Financing Documents shall for any reason be terminated or cease to be in full force and effect or to be valid and binding on any of the Obligors party thereto, or the enforceability thereof shall be contested by any Obligor.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

21. Sections 15, 16 and 17 of the Existing Note Agreement are hereby amended and restated in their entireties to read as follows:

15. EXPENSES, ETC.

15.1. Transaction Expenses.

Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes or the other Financing Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or the other Financing Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or the other Financing Documents, or by reason of being a holder of any Note and (b) the reasonable costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes and by the other Financing Documents. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Purchaser or other holder in connection with its purchase of the Notes).

15.2. Survival.

The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or the other Financing Documents, and the termination of this Agreement.

16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein or in the other Financing Documents shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by each Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or the other Financing Documents shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the other Financing Documents embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17. AMENDMENT AND WAIVER.

17.1 Requirements.

This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any other Financing Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any other Financing Documents, or the release of any Subsidiary Guarantor from the Subsidiary Guaranty Agreement or any collateral subject to the Lien of the Pledge Agreement, unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver, amendment or release.

(c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

17.3 Binding Effect, etc.

Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note or other Financing Document shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4 Notes held by Company, etc.

Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes or any other Financing Document, or have directed the taking of any action provided herein, or in the Notes or in any other Financing Document to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

17.5 Release of Collateral and Subsidiary Guaranty Agreement.

Notwithstanding anything herein to the contrary, upon any Disposition of property constituting Collateral (as that term is defined in the Pledge Agreement) including the Capital Stock of any Subsidiary that is a Subsidiary Guarantor, which Disposition is permitted pursuant to Section 10.4 or Section 10.4A of this Agreement, as applicable, such Subsidiary Guarantor shall be automatically released from any obligation arising pursuant to the Subsidiary Guaranty Agreement and any security interest granted in favor of the holders hereunder or under the Pledge Agreement shall be automatically terminated, in each case, without notice or further action by the Company or any holder so long as equivalent action is simultaneously taken by the Bank Lenders, or the Administrative Agent (as defined in the Bank Credit Agreement) or the Collateral Agent on their behalf, pursuant to the Bank Loan Documents.

22. Section 20 of the Existing Note Agreement is hereby amended by replacing the phrase “such Purchaser’s Notes or this Agreement” with “the Financing Documents” in the twelfth line from the bottom of such Section.

23. Each reference to the term “Restricted Subsidiary”, “Restricted Subsidiaries”, “Unrestricted Subsidiary” and “Unrestricted Subsidiaries” in the Existing Note Agreement is hereby replaced with a reference to “Subsidiary” or “Subsidiaries”, as applicable, and each reference to the term “Guaranty” in the Existing Note Agreement is hereby replaced with a reference to the term “Guarantee”.

EXHIBIT E

Schedule B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acquired Entity” means any business, assets or Person subject to an Acquisition.

“Acquisition” means any transaction, or any series of related transactions, consummated after the First Amendment Effective Date, by which the Company and/or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any corporation, limited liability company, partnership, joint venture or other entity or any division of any corporation, limited liability company, partnership, joint venture or other entity or the right to use or manage or otherwise exploit any such business or assets, whether through purchase or lease of assets, merger or otherwise or (b) directly or indirectly acquires ownership or Control of at least a majority (in number of votes) of Capital Stock which has ordinary voting power for the election of directors or other managers of any corporation, limited liability company, partnership, joint venture or other entity.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” is defined in Section 17.3.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 23, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49079 (2001), as amended.

“Arrow” means Arrow International, Inc., a Pennsylvania corporation.

“Arrow Acquisition” means the acquisition of Arrow, by merger of Arrow with and into Merger Subsidiary (with Arrow as the surviving corporation in such merger), pursuant to the Arrow Acquisition Agreement.

“Arrow Acquisition Agreement” means the Agreement and Plan of Merger dated as of July 20, 2007 among the Company, Merger Subsidiary and Arrow.

“Bank Credit Agreement” means the Credit Agreement, dated as of October 1, 2007 among the Company, the guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and as Collateral Agent, and Bank of America, N.A., as Syndication Agent, as amended, restated, replaced or refinanced from time to time.

“Bank Lender” means a “Lender”, as defined in the Bank Credit Agreement.

“Bank Loan Document” means “Loan Document”, as such term is defined in the Bank Credit Agreement.

“Bank Loans” means “Loans”, as such term is defined in the Bank Credit Agreement.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalent” means:

(a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or any other country that is a member of the Organization for Economic Cooperation and Development (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or such other country), in each case maturing within one year from the date of acquisition thereof;

(b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or any other country that is a member of the Organization for Economic Cooperation and Development which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition;

(e) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000; and

(f) auction rate securities maturing in 45 days or less consisting of municipal securities having the highest credit rating obtainable from S&P or from Moody’s.

“Change of Control” shall be deemed to have occurred with respect to the Company upon the (a) acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder as in effect on the date hereof) of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c)acquisition of direct or indirect Control of the Company by any Person or group.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral” shall have the meaning ascribed to such term in the Intercreditor Agreement.

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent for the Secured Parties under the Pledge Agreement and the Intercreditor Agreement.

“Company” is defined in the first paragraph of this Agreement.

“Confidential Information” is defined in Section 20.

“Consolidated Actual EBITDA” means, with respect to the Company and its Subsidiaries for any period, (a) Consolidated Net Income for such period plus (b) to the extent deducted in the calculation of Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) all income taxes, (iii) depreciation and amortization and (iv) other non-recurring non-cash charges, all as determined on a consolidated basis in accordance with GAAP; provided that, with respect to any such period in which any Person (x) consolidates with or merges with the Company or any Subsidiary, or conveys, transfers or leases all or substantially all of its assets in a single transaction or series of transactions to the Company or any Subsidiary, or (y) ceases to be a Subsidiary during such period, EBITDA for such period shall be calculated on a pro forma basis so as to give effect to such event as of the first day of such period.

“Consolidated EBITDA” means, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) Consolidated Net Income for such period plus (b) without duplication and to the extent reflected as a charge in the income statement for such period, the sum of (i) income tax expense, (ii) Consolidated Interest Expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Bank Loans), (iii) depreciation and amortization expense, including amortization of intangibles (including, but not limited to, goodwill), (iv) transaction costs, fees and expenses related to the Arrow Acquisition and the Transactions in an aggregate amount not exceeding $30,000,000, (v) non-recurring charges and expenses related to the closing of certain of the Company’s facilities in an aggregate amount not exceeding $15,000,000 through September 30, 2008, (vi) non-recurring integration costs and expenses related to the Arrow Acquisition in an aggregate amount not exceeding $45,000,000 for the period from the First Amendment Effective Date through December 31, 2009, (vii) non-cash costs associated with inventory purchase price adjustments and in-process research and development for the period from the First Amendment Effective Date through December 31, 2008, (viii) non-cash stock-based compensation expense relating to stock options and restricted stock granted to employees and directors, and cash-based option expenses and change of control payments related to the Arrow Acquisition in an aggregate amount not exceeding $45,000,000 through September 30, 2008, (ix) other extraordinary, unusual or non-recurring non-cash charges and (x) net cost savings and other acquisition synergies directly attributable to the Arrow Acquisition within one year of the First Amendment Effective Date that are projected by the Company in good faith to result therefrom and supportable or quantifiable by appropriate records in an aggregate amount not exceeding (A) $34,400,000 for the four consecutive fiscal quarters or other period ending September 30, 2007, (B) $33,000,000 for the four consecutive fiscal quarters or other period ending December 31, 2007, (C) $29,000,000 for the four consecutive fiscal quarters or other period ending March 31, 2008, (D) $24,000,000 for the four consecutive fiscal quarters or other period ending June 30, 2008 and (E) $17,000,000 for the four consecutive fiscal quarters or other period ending September 30, 2008 (it being understood that any amounts to be added to Consolidated Net Income for any such period pursuant to this clause (x) shall not include any amounts that have been taken into account in the determination of the Consolidated Net Income for such period) and minus (c) to the extent included in the statement of such Consolidated Net Income for such period, extraordinary, unusual or non-recurring income or gains; provided that, with respect to any such period in which (x) the Arrow Acquisition shall have been consummated, (y) any Person consolidates with or merges with the Company or any Subsidiary, or conveys, transfers or leases all or substantially all of its assets in a single transaction or series of transactions to the Company or any Subsidiary, and concurrently therewith becomes a Subsidiary, in a transaction constituting a Material Acquisition or (z) any Person ceases to be a Subsidiary during such period, or the Company or any Subsidiary shall have made a Material Disposition, Consolidated EBITDA for such period shall be calculated on a pro forma basis so as to give effect to such event as of the first day of such period; provided, further, that any operations classified as “discontinued operations” shall be included in the calculation of Consolidated EBITDA. As used in this definition, “Material Acquisition” means any Acquisition of property or series of related Acquisitions that involves the payment of consideration by the Company and its Subsidiaries in excess of $10,000,000; and “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Company and its Subsidiaries in excess of $10,000,000.

“Consolidated Interest Coverage Ratio” means, as at any date, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Consolidated Interest Expense for such period.

“Consolidated Interest Expense” means, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including the interest component of any payments in respect of Capital Lease Obligations and any implied interest component in connection with the Receivables Securitization Program) accrued or capitalized during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Swap Agreements relating to interest during such period (whether or not actually paid or received during such period), provided that with respect to any such period in which (x) the Arrow Acquisition shall have been consummated, (y) any Person consolidates with or merges with the Company or any Subsidiary, or conveys, transfers or leases all or substantially all of its assets in a single transaction or series of transactions to the Company or any Subsidiary, and concurrently therewith becomes a Subsidiary, in a transaction constituting a Material Acquisition (as such term is defined in definition of “Consolidated EBITDA”) or (z) any Person ceases to be a Subsidiary during such period, or the Company or any Subsidiary shall have made a Material Disposition (as such term is defined in definition of “Consolidated EBITDA”), Consolidated Interest Expense for such period shall be calculated on a pro forma basis so as to give effect to such event as of the first day of such period; provided, further, that, for purposes of calculating the Consolidated Interest Coverage Ratio as at the end of the fiscal quarters ending September 30, 2007, December 31, 2007, March 31, 2008 and June 30, 2008, Consolidated Interest Expense shall be calculated as follows: (i) for the fiscal quarter ending September 30, 2007, Consolidated Interest Expense shall be deemed to be the product of $37,000,000 (the “Third Quarter 2007 Interest Expense”) times 4, (ii) for the fiscal quarter ending December 31, 2007, Consolidated Interest Expense shall be determined by multiplying the sum of the Third Quarter 2007 Interest Expense plus Consolidated Interest Expense for the fiscal quarter ending December 31, 2007 by 2, (iii) for the fiscal quarter ending March 31, 2008, Consolidated Interest Expense shall be determined by multiplying the sum of the Third Quarter 2007 Interest Expense plus Consolidated Interest Expense for the two fiscal quarters ending March 31, 2008 by 4/3 and (iv) for the fiscal quarter ending June 30, 2008, Consolidated Interest Expense shall be the sum of the Third Quarter 2007 Interest Expense plus Consolidated Interest Expense for the three fiscal quarters ending June 30, 2008.

“Consolidated Leverage Ratio” means, as at any date, the ratio of (a) Consolidated Total Indebtedness on such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Financing Document, Other Senior Note Document or Bank Loan Document) or any Requirement of Law, in each case applicable to such Subsidiary.

“Consolidated Net Worth” means, at any date, the stockholders’ equity of the Company and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means, at any time, the aggregate amount of all assets of the Company and its Subsidiaries at such time, as determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Indebtedness” means, at any date, the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any Series 2004-1 Note, that rate of interest per annum that is the greater of (a) 2.0% above the rate of interest then in effect in respect of such Series 2004-1 Note pursuant to Section 8.9 or (b) 2.0% over the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its “base” or “prime” rate.

“Department of the Treasury Rule” means Blocked Persons, Specially Designated Nationals, Specifically Designated Terrorists, Foreign Terrorist Organizations, and Specially Designated Narcotics Traffickers: Additional Designations of Terrorism-Related Blocked Persons, 66 Fed. Reg. 54,404 (2001) (codified at appendix A to 31 CFR chapter V), as amended.

“Disposition” means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by the Company or any of its Subsidiaries to any Person, including, without limitation, any sale of an equity interest in any Subsidiary. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Domestic Subsidiary” means any Subsidiary of the Company organized or incorporated under the laws of any jurisdiction within the United States of America.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Equity Rights” means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into any additional shares of Capital Stock of any class of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Equity Interests” means the Capital Stock of (a) each Excluded Subsidiary (other than any First-Tier Foreign Subsidiary), (b) each Domestic Subsidiary of the Company listed on Schedule 5.4 and noted as a “GMS Subsidiary” (but only prior to the date which is 60 days after the First Amendment Effective Date) and (c) each First-Tier Foreign Subsidiary that is an Immaterial Subsidiary.

“Excluded Subsidiary” means (a) a Foreign Subsidiary of the Company, (b) each special purpose Subsidiary which issues Indebtedness under a securitization transaction or program and each non-wholly owned Subsidiary, in each case, existing on the First Amendment Effective Date and listed on Schedule 5.4 to the First Amendment, (c) any special purpose Subsidiary formed or acquired after the First Amendment Effective Date which issues Indebtedness under a securitization transaction or program, (d) any captive insurance company that is a Subsidiary of the Company and (e) a Domestic Subsidiary of the Company that is an Immaterial Subsidiary.

“Financing Documents” means this Agreement, the First Amendment, the Notes, the Intercreditor Agreement, the Pledge Agreement and the Subsidiary Guaranty Agreement.

“First Amendment” means that certain First Amendment to Note Purchase Agreement, dated as of October 1, 2007, by and among the Company and the holders of Notes party thereto, as amended, restated or otherwise modified from time to time.

“First Amendment Effective Date” means October 1, 2007.

“First-Tier Foreign Subsidiary” means any Foreign Subsidiary that is owned directly by the Company or any Domestic Subsidiary (other than any Excluded Subsidiary).

“Foreign Subsidiary” means any Subsidiary of the Company that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any State or other political subdivision thereof, or

(ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. In any computation of the indebtedness or other liabilities of the obligor under any Guarantee, the indebtedness or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Hudson RCI Acquisition” means the acquisition of Hudson Respiratory Care Inc., a California corporation (“Hudson”) pursuant to that certain Agreement and Plan of Merger dated as of May 17, 2004 among the Company, TFX Acquisition Corporation, Freeman Spogli Company LLC, F.S. Equity Partners IV, L.P., River Holding Corporation and Hudson.

“Immaterial Subsidiary” means (a) as of the First Amendment Effective Date, any Domestic Subsidiary listed on Schedule 5.4 to the First Amendment and (b) at any time thereafter, any Domestic Subsidiary or First-Tier Foreign Subsidiary designated as such by the Company in a certificate delivered by the Company to all holders of Notes (and which designation has not been rescinded in a subsequent certificate of the Company delivered to such holders), provided that (i) no Subsidiary shall be (or may be so designated as) an Immaterial Subsidiary if such Subsidiary has assets of more than $10,000,000 and (ii) the aggregate amount of the assets of all Immaterial Subsidiaries may not at any time exceed 5% of the consolidated assets of the Company and its Subsidiaries, determined as of the end of the fiscal quarter or fiscal year most recently ended for which financial statements are available.

“Indebtedness” of any Person means, without duplication,

(a) all obligations of such Person for borrowed money (including, without limitation, any such obligations convertible into Capital Stock or other securities) or with respect to deposits or advances of any kind,

(b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments,

(c) all obligations of such Person upon which interest charges are customarily paid,

(d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,

(e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business),

(f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed,

(g) all Guarantees by such Person of Indebtedness of others,

(h) all Capital Lease Obligations of such Person,

(i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty,

(j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and

(k) all mandatorily redeemable preferred stock of such Person;

provided that “Indebtedness” shall not include (i) for purposes of calculating the Consolidated Leverage Ratio only, contingent obligations under clauses (i) and (j) above and (ii) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Company and its Subsidiaries. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any original purchaser of a Note, (b) any holder of a Note holding Notes in an aggregate principal amount of $1,000,000 or more, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of October 1, 2007, by and among the Secured Parties, the Collateral Agent and the Obligors, in the form attached to the First Amendment as Exhibit F, as amended, restated or otherwise modified from time to time.

“Investment” means, for any Person: (a) the ownership of Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person; (b) any deposit with, or advance, loan or other extension of credit to, any other Person including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of (i) inventory or supplies by such Person in the ordinary course of business or (ii) accounts receivable in connection with any Receivables Securitization Program; (c) any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) any Swap Agreement; provided that “Investment” shall not include intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Company and its Subsidiaries.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Make-Whole Amount” is defined in Section 8.8.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, condition (financial or otherwise), prospects, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under any of the Financing Documents to which it is a party, (c) the ability of any Subsidiary Guarantor to perform its obligations under any of the Financing Documents to which it is a party, or (d) the validity or enforceability of any Financing Document.

“Material Indebtedness” means Indebtedness (other than the Notes), or obligations in respect of one or more Swap Agreements, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding $35,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of any Person in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Swap Agreement were terminated at such time.

“Memorandum” is defined in Section 5.3.

“Merger Subsidiary” means AM Sub Inc., a Pennsylvania corporation.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC Annual Statement” is defined in Section 6.2(a).

“Notes” is defined in Section 1.

“Obligor” means the Company and the Subsidiary Guarantors.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Other Senior Note Agreements” means the 2007 Note Purchase Agreement and the other agreements pursuant to which the Other Senior Notes were issued.

“Other Senior Note Documents” means the Other Senior Note Agreements, the Other Senior Notes and the financing documents entered into in connection therewith (including, the “Financing Documents” as defined in any such agreements).

“Other Senior Notes” means (a) the senior notes of the Company issued pursuant to a Note Purchase Agreement, dated as of October 25, 2002, in aggregate principal amount of $50,000,000 outstanding as of the First Amendment Effective Date and due October 25, 2012, (b) the 7.62% senior notes of the Company issued pursuant to a Note Purchase Agreement, dated as of the First Amendment Effective Date, in aggregate principal amount of $130,000,000 outstanding as of the First Amendment Effective Date and due October 1, 2012, (c) the 7.94% senior notes of the Company issued pursuant to a Note Purchase Agreement, dated as of the First Amendment Effective Date, in aggregate principal amount of $40,000,000 outstanding as of the First Amendment Effective Date and due October 1, 2014 and (d) the floating rate senior notes of the Company issued pursuant to a Note Purchase Agreement, dated as of First Amendment Effective Date, in aggregate principal amount of $30,000,000 outstanding as of the First Amendment Effective Date and due October 1, 2012.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 9.4;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 9.4;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 11(i); and

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“Plan” means an “employee pension benefit plan” (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or section 412 of the Code or section 302 of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Pledge Agreement” means that certain Pledge Agreement, dated as of October 1, 2007, by and between the Company and the Collateral Agent, in the form attached to the First Amendment as Exhibit G, together with any other pledge or similar agreement entered into by any Subsidiary Guarantor with respect to the Collateral on or after the date hereof, as amended, restated or otherwise modified from time to time.

“Primary Credit Agreement” means the main credit agreement, loan agreement, note purchase agreement or other credit agreement in effect from time to time among the Company and/or any of its Subsidiaries and a syndicate or club of lenders, which agreement is used to fund the consolidated working capital needs of the Company and its Subsidiaries, including, without limitation, the Bank Credit Agreement, and any renewal, refunding, refinancing or replacement thereof.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” means a Prohibited Transaction Exemption issued by the Department of Labor.

“Purchaser” is defined in the first paragraph of this Agreement.

“QPAM Exemption” means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

“Receivables Securitization Program” is defined in Section 10.2(e).

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim (but not to the extent such claim compensates for any loss of revenues or interruption of business or operations caused thereby) or any condemnation proceeding relating to any asset of the Company or any of its Subsidiaries with a value in excess of $10,000,000 (for purposes of this definition, a “Material Recovery”), (a) for which a Reinvestment Notice has not been delivered to the holders of Notes within five Business Days of such Material Recovery or (b) for which a Reinvestment Notice has been so delivered within such time period but with respect to which either (i) a period of twelve months has passed since the date of such Material Recovery or (ii) the Company shall have determined not to, or shall have otherwise ceased to, acquire assets useful in the Company’s or any Subsidiary’s business with all or any portion of the Reinvestment Deferred Amount of such Material Recovery.

“Reinvestment Deferred Amount” means, with respect to any Reinvestment Event, the aggregate Section 8.4(a) Net Proceeds received by the Company or any of its Subsidiaries in connection therewith which are not applied to prepay the Notes pursuant to Section 8.4(a) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” means any Recovery Event in respect of which the Company has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by a Responsible Officer stating that no Default has occurred and is continuing and that the Company or any Subsidiary intends and expects to use all or a specified portion of the Section 8.4(a) Net Proceeds of a Recovery Event to acquire assets useful in its business.

“Relevant Share” means as of the date of receipt by the Company or any Subsidiary of any Section 8.4(a) Net Proceeds or Section 8.4(b) Net Proceeds, as the case may be, a ratio equal to (a) the aggregate outstanding principal amount of the Notes at such time over (b) the sum of (i) the aggregate outstanding principal amount of the Term Loans plus (ii) the aggregate outstanding principal amount of the Other Senior Notes plus (iii) the aggregate outstanding principal amount of the Notes.

“Required Holders” means, at any time, the holders of greater than 50% in principal amount of the Series 2004-1 Notes at the time outstanding, exclusive of Notes then owned by the Company or any of its Affiliates.

“Requirement of Law” means, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means any Senior Financial Officer and any other senior officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of Capital Stock of the Company or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of Capital Stock of the Company or any Equity Rights with respect to any such shares of Capital Stock of the Company.

“S&P” means Standard & Poor’s Ratings Services.

“SEC” means the United States Securities and Exchange Commission or any successor agency.

“Section 8.4(a) Disposition” means any Disposition (excluding (i) a Section 8.4(b) Disposition, and (ii) any such Disposition permitted by clauses (a), (b), (c), (d) and (e) of Section 10.4) which yields gross proceeds to the Company or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $10,000,000.

“Section 8.4(a) Net Proceeds” means in connection with any Section 8.4(a) Proceeds Event, the proceeds thereof in the form of cash (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or the sale or disposition of any non-cash consideration or otherwise, but only as and when received and excluding the portion of such deferred payment constituting interest), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Section 8.4(a) Proceeds Event (other than any Lien pursuant to a Bank Loan Document including, without limitation, the Pledge Agreement), underwriting discounts and commissions (in the case of the issuance or incurrence of Indebtedness) and other costs, fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and net of amounts deposited in escrow in connection therewith or reasonably expected to be paid as a result of any purchase price adjustment, indemnities or reserves related thereto (such amounts shall be Section 8.4(a) Net Proceeds to the extent and at the time released or not required to be so used); provided that the amount of Section 8.4(a) Net Proceeds of any Recovery Event described in clause (b) of the definition thereof shall be deemed to be the Reinvestment Deferred Amount relating to such Recovery Event less any amount expended to acquire assets useful in the Company’s or any Subsidiary’s business.

“Section 8.4(a) Prepayment Date” is defined in Section 8.4(a).

“Section 8.4(a) Proceeds Event” means and includes:

(a) any Section 8.4(a) Disposition occurring at any time that the Consolidated Leverage Ratio, determined as of the last day of the period of four fiscal quarters of the Company most recently ended at such time, is greater than 3.50 to 1.00; or

(b) any (i) Recovery Event or (ii) issuance or incurrence by the Company or any Subsidiary of Indebtedness (other than Indebtedness permitted under Section 10.1(a) through (h) hereof), in any such case under the foregoing clauses (i) or (ii) occurring at any time that the Consolidated Leverage Ratio, determined as of the last day of the period of four fiscal quarters of the Company most recently ended at such time, is greater than 4.00 to 1.00.

“Section 8.4(a) Response Date” is defined in Section 8.4(a).

“Section 8.4(b) Disposition” means any Disposition made any time that the Consolidated Leverage Ratio, determined as of the last day of the period of four fiscal quarters of the Company most recently ended at such time, is less than or equal to 3.50 to 1.00.

“Section 8.4(b) Net Proceeds” means in connection with any Section 8.4(b) Disposition, the proceeds thereof in the form of cash (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or the sale or disposition of any non-cash consideration or otherwise, but only as and when received and excluding the portion of such deferred payment constituting interest), net of attorneys’ fees, accountants’ fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Section 8.4(b) Disposition (other than any Lien pursuant to a Bank Loan Document including, without limitation, the Pledge Agreement), and other costs, fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and net of amounts deposited in escrow in connection therewith or reasonably expected to be paid as a result of any purchase price adjustment, indemnities or reserves related thereto (such amounts shall be Section 8.4(b) Net Proceeds to the extent and at the time released or not required to be so used).

“Section 8.4(b) Prepayment Date” is defined in Section 8.4(b).

“Section 8.4(b) Response Date” is defined in Section 8.4(b).

“Secured Parties” has the meaning ascribed thereto in the Intercreditor Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Series” is defined in Section 1.1.

“Series 2004-1 Notes” is defined in Section 1.2.

“Series 2004-1 Tranche A Notes” is defined in Section 1.2.

“Series 2004-1 Tranche B Notes” is defined in Section 1.2.

“Series 2004-1 Tranche C Notes” is defined in Section 1.2.

“Source” is defined in Section 6.2.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Guarantor” means (a) each Domestic Subsidiary of the Company as of the First Amendment Effective Date (after giving effect to the Arrow Acquisition, but excluding any Excluded Subsidiary) and (b) each other Subsidiary of the Company that shall become a Subsidiary Guarantor pursuant to Section 9.7, in each case so long as such Subsidiary shall remain a Subsidiary Guarantor party hereto.

“Subsidiary Guaranty Agreement” means that certain Subsidiary Guaranty Agreement, dated as of October 1, 2007, by the Subsidiary Guarantors in favor of the holders of Notes, in the form attached as Exhibit H to the First Amendment, as amended, restated or otherwise modified from time to time.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or the Subsidiaries shall be a Swap Agreement.

“Term Loan” has the meaning ascribed thereto in the Bank Credit Agreement.

“Transactions” means the execution, delivery and performance by each Obligor of the First Amendment, the Financing Documents, the Bank Credit Agreement and the other Bank Loan Documents, the 2002 NPA Amendment, the 2007 Note Purchase Agreement, the issuance of the 2007 Notes and the borrowing of Bank Loans, the use of the proceeds thereof and the issuance of letters of credit under the Bank Credit Agreement.

“2002 NPA Amendment” means the Second Amendment to Note Purchase Agreement, dated as of October 25, 2002, by and among the Company and the holders of the notes issued thereunder, entered into on the First Amendment Effective Date.

“2007 Note Purchase Agreement” means the Note Purchase Agreement, dated as of the First Amendment Effective Date, pursuant to which the 2007 Notes were issued.

“2007 Notes” means the senior notes described in clauses (b), (c) and (d) of the definition of “Other Senior Notes”.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.